Exhibit 10.40

SENIOR SECURED NOTE

Dated: January 23rd, 2023

1. PROMISE TO PAY. For value received, AMASS BRANDS INC., a Delaware Corporation (the “Borrower”), promises to pay to the order of Nitehous LLC, a Colorado limited liability company (the “Lender”), with an address at [REDACTED] or as otherwise specified by the Lender or any transferee of this Note, in lawful money of the United States and immediately available funds, the principal amount of $500,000.00 (the “Principal Sum”), together with all accrued and unpaid interest thereon, on the applicable Maturity Date (as defined below).

2. INTEREST AND OTHER RIGHTS.

(a) Interest shall be calculated as follows:

(i) Interest shall accrue monthly, based on thirty (30) calendar day months, and shall accrue in full for the entire month as of the first day of each month. Solely by way of example, the accrued interest attributable for any one month shall be the same on the first or the fifth day of the same month.

(ii) For the first thirty (30) calendar day “month” of this Note, interest shall accrue at the rate of fifteen percent (15%) of the Principal Sum. The Borrower shall be required to pay interest at the rate of two percent (2%) of the Principal Sum per month for each month of this Note.

(iii) After the passing of the first month, interest shall continue to accrue and be paid on all unpaid amounts at the rate of two percent (2%) per month until paid in full.

This Note shall mature and become fully due and payable on December 31st, 2023.

3. SECURITY.

(a) This Note is secured by a pledge by the Borrower in favor of the Lender of all of the assets and property of the Borrower, including without limitation all goods, tangible property, machinery, owned equipment, furniture, fixtures, vehicles, parts, accounts, deposit accounts, letter-of-credit rights, chattel paper, contract rights, documents, instruments, investment property, choses in action, general intangibles, goodwill and intellectual property, of any kind or nature, wherever located, in which Borrower has an interest now or in the future, and which are now existing or hereafter created or acquired, together with any and all additions, replacements, accessions and substitutions thereto or therefore, and any proceeds thereof excluding equipment leased by the Borrower (hereinafter collectively called the “Collateral”).

(b) The Borrower hereby authorizes the Lender to file such financing statement or statements relating to the Collateral as the Lender at its option may deem appropriate, and appoints the Lender as the Borrower's attorney-in-fact to perform all acts which the Lender deems appropriate to perfect and continue the security interest granted herein and to protect, preserve and realize upon the Collateral, in an event of default.

(c) The parties hereby jointly recognize and agree that the Lender's interest in the Collateral is junior to the registered and recorded rights and interests of the debt-holders and lenders of the Borrower, but senior to the unsecured debt or lenders of the Borrower and the Borrower's equity holders.

4. PREPAYMENTS. The Borrower shall have the option of prepaying any part of this Note, in whole or in part without any premium or penalty. Any prepayment shall be applied first to the unpaid and accrued interest on the Principal Sum until all accrued and unpaid interest has been paid in full, and then to the Principal Sum.

5. EVENTS OF DEFAULT; ACCELERATION. Upon and at any time and from time to time after the occurrence or existence of any Event of Default, the Principal Sum, all accrued and unpaid interest owing thereon and all costs and expenses payable pursuant to this Note, shall, at the sole option of the Lender and without any notice, demand, presentment or protest of any kind, become immediately due and payable and exercise Lender's rights and remedies under the law. An “Event of Default” occurs or exists if:

(a) The Borrower defaults in the payment when due, whether by acceleration or otherwise, of any amount owing pursuant to this Note;

(b) The Borrower sells, assigns or otherwise transfers or disposes of all or substantially all of the Borrower's assets, makes or permits any fraudulent transfer or fraudulent conveyance of any of the Borrower's assets, becomes insolvent, or has entered against it any judgment, order or award of any court or arbitrator and such judgment, order or award is not discharged within thirty (30) days of entry; or

(c) The Borrower has appointed any receiver, trustee, liquidator, sequestrator or custodian of or for the Borrower's assets, or has commenced any case or proceeding pursuant to any bankruptcy or insolvency statute, regulation or other law relating to relief of debtors or the liquidation or reorganization of indebtedness.

6. GOVERNING LAW; CONSENT TO JURISDICTION. This Note shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles. The Borrower consents in each case to the nonexclusive jurisdiction of the state or federal courts located in New York County, New York, and agrees that service of process may be effected by the Lender by registered mail.

7. BINDING EFFECT. This Note shall be binding upon the Borrower and shall inure to the benefit of and be enforceable by the Lender and each of its successors or assigns. The Borrower may not assign any rights or obligations under this Note without the prior written consent of the Lender.

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8. MODIFICATIONS AND WAIVERS. No modification of this Note or waiver of any right or remedy shall be effective unless made in a writing duly executed by the Lender and specifically referring to such modification or waiver.

9. SEVERABILITY. If any provision of this Note shall be held to be invalid or unenforceable, the remaining provisions shall remain in full force and effect to the fullest extent permitted by law.

IN WITNESS WHEREOF, the Borrower has duly executed this Senior Secured Note as of the date first above written.

AMASS BRANDS INC.

By:	/s/ Mark Lynn
Name:	Mark Lynn
Title:	CEO

NITEHOUS LLC.
By:	/s/ Mark Lynn
Name:	Mark Lynn
Title:	Managing Member

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